Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Ribozyme Pharmaceuticals, Inc. for the registration of shares of its common stock, shares of preferred stock, and warrants and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP


Denver, Colorado
July __, 2001